    Exhibit 99.1
Ventas, Inc.    300 North LaSalle Street, Suite 1600    Chicago, Illinois 60654    (877) 4-VENTAS    www.ventasreit.com

Contact:    BJ Grant
(877) 4-VENTAS

Ventas Reports 2025 Third Quarter Results

CHICAGO – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the third quarter ended September 30, 2025.

CEO Remarks

“Ventas delivered strong financial performance and growth in the third quarter as we continued to execute on our 1-2-3 strategy. Results in the quarter were powered by our senior housing operating portfolio (SHOP), which experienced broad-based demand and grew organically year-over-year by double digits,” said Debra A. Cafaro, Ventas Chairman and CEO.

“We have also completed $2.2 billion in senior housing acquisitions in attractive markets year to date. These investments are expected to enhance our earnings and future growth rate. As we grow, our financial profile continues to strengthen.

“We are increasing our full year guidance on the strength of our SHOP performance and closed senior housing investments. Because of the combination of organic and external growth in SHOP, our SHOP portfolio now represents about half of our business.

“The Company intends to continue to capitalize on the multiyear growth opportunity in senior housing that is fueled by the secular megatrend of a large and growing aging population. We are excited about the opportunities ahead to create value for our stakeholders from increasing senior housing demand, record lows in supply, a high-quality senior housing portfolio with significant occupancy upside and the Company’s competitive advantages,” Cafaro concluded.

Third Quarter and Other 2025 Highlights

•Net Income Attributable to Common Stockholders (“Attributable Net Income”) per share of $0.14

•Normalized Funds From Operations* (“Normalized FFO”) per share of $0.88, an increase of 10% compared to the prior year

•Total Company Net Operating Income* (“NOI”) year-over-year growth of 20% and Total Company Same-Store Cash NOI* year-over-year growth of 8%

•On a Same-Store Cash NOI* basis, the senior housing operating portfolio (“SHOP”) grew 16% year-over-year, with Same-Store Cash Operating Revenue* growth of 8% and Same-Store Cash NOI Margin* expansion of 200 basis points

•Year to date October 2025, the Company closed $2.2 billion of senior housing investments with attractive financial return expectations, consistent with its Right Market, Right Asset, Right OperatorTM strategy

•Year to date October 2025, the Company has settled 31.3 million shares of common stock under outstanding forward sales agreements for gross proceeds of $2.1 billion and currently has $0.5 billion of unsettled equity forward sales agreements outstanding

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Ventas Reports 2025 Third Quarter Results
October 29, 2025

Third Quarter 2025 Company Results

For the Third Quarter 2025, reported per share results were:

	Quarter Ended September 30,
	2025	2024	$ Change	% Change
Attributable Net Income	$0.14	$0.05	$0.09	180%
Nareit FFO*	$0.88	$0.79	$0.09	11%
Normalized FFO*	$0.88	$0.80	$0.08	10%

SHOP Growth

In the third quarter, SHOP Same-Store Cash NOI increased 16% year-over-year, led by U.S. growth of 19%. SHOP Same-Store Cash NOI Margin expanded 200 basis points year-over-year, driven by the successful deployment of the Ventas OITM platform.

Third quarter resident demand remained strong and broad-based to complete the key selling season. Same-Store average occupancy grew 160 basis points sequentially compared to the second quarter 2025 and grew 270 basis points year-over-year. U.S. Same-Store average occupancy grew 200 basis points sequentially and 340 basis points year-over-year.

Senior Housing Investment Activity

Ventas closed senior housing investments of $1.1 billion in the third quarter and $2.2 billion year to date October 2025. The Company expects these investments to increase its growth rate on a multiyear basis and generate attractive financial returns.

The Company is increasing its senior housing investment volume expectations for 2025 to $2.5 billion, up from the prior guidance of $2.0 billion.

Financial Strength and Flexibility

The Company’s Net Debt-to-Further Adjusted EBITDA* strengthened to 5.3x as of the end of the third quarter driven by SHOP NOI growth and equity-funded senior housing investments, representing an improvement of 1.0x compared to the third quarter of 2024.

As of September 30, 2025, the Company had $4.1 billion in liquidity, supporting Ventas’s growth and financial flexibility. Liquidity includes availability under its unsecured revolving credit facility, cash and cash equivalents and unsettled equity forward sales agreements outstanding.

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Ventas Reports 2025 Third Quarter Results
October 29, 2025

Increased Full Year 2025 Guidance

The Company is increasing its guidance for the full year. The Company’s 2025 guidance contains forward-looking statements and is based on a number of assumptions, including those identified later in this press release; actual results may differ materially. Ventas expects to report 2025 per share Attributable Net Income to common stockholders, Nareit FFO and Normalized FFO within the following ranges:

	As of 7/30/25	As of 10/29/2025
Attributable Net Income Per Share Range	$0.47 - $0.52	$0.49 - $0.52
Attributable Net Income Per Share Midpoint	$0.50	$0.51
Nareit FFO Per Share Range*	$3.38 - $3.43	$3.43 - $3.46
Nareit FFO Per Share Midpoint*	$3.41	$3.45
Normalized FFO Per Share Range*	$3.41 - $3.46	$3.45 - $3.48
Normalized FFO Per Share Midpoint*	$3.44	$3.47

Full Year 2025 Guidance Commentary Update

The Company’s full year guidance for 2025 Normalized FFO per share vs. 2024 results is composed primarily of: (1) the benefit of (a) NOI growth in the Company’s SHOP segment and (b) accretive senior housing investment activity in 2024 and 2025, partially offset by (2) the impact of higher net interest expense and the dilutive impact of a higher share price. Certain additional assumptions are set forth in the appendix.

Investor Presentation

An Earnings Presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its Supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, the Company’s website, including the information contained in the aforementioned Earnings Presentation and Supplemental, is not incorporated by reference into, and is not part of, this document.

Third Quarter 2025 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Thursday, October 30, 2025 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (609) 800-9909 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas, Inc. (NYSE: VTR) is a leading S&P 500 real estate investment trust enabling exceptional environments that benefit a large and growing aging population. With approximately 1,400 properties in North America and the United Kingdom, Ventas occupies an essential role in the longevity economy. The Company’s growth is fueled by its more than 850 senior housing communities, which provide valuable services to residents and enable them to thrive in supported environments. Ventas aims to deliver outsized performance by leveraging its operational expertise, data-driven insights from its Ventas OITM platform, extensive relationships and strong financial position. The Ventas portfolio also includes outpatient medical buildings, research centers and healthcare facilities. Ventas’s seasoned
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Ventas Reports 2025 Third Quarter Results
October 29, 2025

team of talented professionals shares a commitment to excellence, integrity and a common purpose of helping people live longer, healthier, happier lives.

Non-GAAP Financial Measures

This press release of Ventas, Inc. (the “Company,” “we,” “us,” “our” and similar terms) includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”), such as Nareit FFO, Normalized FFO, Net Operating Income (“NOI”), Same-Store Cash NOI, Same-Store Cash NOI Growth, Same-Store Cash NOI Margin, Cash Operating Revenue and Net Debt to Further Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in the appendix to this press release. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives for, or superior to, financial measures calculated in accordance with GAAP.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of phrases or words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “line-of-sight,” “outlook,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K as we file them with the Securities and Exchange Commission.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) our exposure and the exposure of our managers, tenants and borrowers to complex and evolving governmental policy, laws and regulations, including relating to healthcare, data privacy, cybersecurity, international trade and environmental matters, the impact of such policies, laws and regulations on our and our managers’, tenants’ and borrowers’ business and the challenges and expense associated with complying with such policies, laws and regulations; (b) the impact of market, macroeconomic, general economic conditions and fiscal policy on us, our managers, tenants and borrowers and in areas in which our properties are geographically concentrated, including changes in or elevated inflation, interest rates and exchange rates, labor market dynamics and rises in unemployment, tightening of lending standards and reduced availability of credit or capital, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets and public and private capital markets; (c) the potential for significant general and commercial claims, legal actions, investigations, regulatory proceedings and enforcement actions that could subject us or our managers, tenants or borrowers to increased operating costs, uninsured liabilities, including fines and other
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Ventas Reports 2025 Third Quarter Results
October 29, 2025

penalties, reputational harm or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of or nonpayment for new admissions, denial of reimbursement, suspension, decertification or exclusion from federal, state or foreign healthcare programs or the closure of facilities or communities; (d) our reliance on third-party managers and tenants to operate or exert substantial control over properties they manage for, or rent from, us, which limits our control and influence over such properties, their operations and their performance; (e) our reliance and the reliance of our managers, tenants and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained; (f) our ability, and the ability of our managers, tenants and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate, including their ability to respond to the impact of the U.S. political environment on government funding and reimbursement programs, and the financial condition or business prospect of our managers, tenants and borrowers; (g) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments; (h) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our managers, tenants borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to make payments or meet their other obligations to us, which could have an adverse impact on our results of operations and financial condition; (i) the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (j) our current and future amount of outstanding indebtedness, and our ability to access capital and to incur additional debt which is subject to our compliance with covenants in instruments governing our and our subsidiaries’ existing indebtedness; (k) risks related to the recognition of reserves, allowances, credit losses or impairment charges which are inherently uncertain and may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition; (l) the risk that our management agreements or leases are not renewed or are renewed on less favorable terms, that our managers or tenants default under those agreements or that we are unable to replace managers or tenants on a timely basis or on favorable terms, if at all; (m) our ability to identify and consummate future investments in, or dispositions of, healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (n) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising or elevated interest rates, labor conditions and supply chain pressures, and risks related to increased construction and development in markets in which our properties are located, including adverse effect on our future occupancy rates; (o) our ability to attract and retain talented employees; (p) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (q) the ownership limits contained in our certificate of incorporation with respect to our capital stock in order to preserve our qualification as a REIT, which may delay, defer or prevent a change of control of our company; (r) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising or elevated interest rates; (s) our exposure to various operational risks, liabilities and claims from our operating assets; (t) our dependency on a limited number of managers and tenants for a significant portion of our revenues and operating income; (u) our exposure to particular risks due to our specific asset classes and operating markets, such as adverse changes affecting our specific asset classes and the healthcare real estate sector, the competitiveness or financial viability of hospitals on or near the campuses where our outpatient medical buildings are located, our relationships with universities, the level of expense and uncertainty of our research tenants, and the limitation of our uses of some properties we own that are subject to ground lease, air rights or other restrictive agreements; (v) our ability to maintain a positive reputation for quality and service with our key stakeholders; (w) the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our managers, tenants, borrowers or other counterparties; (x) the risk of exposure to unknown liabilities from our investments in properties or businesses; (y) the risks or uncertainties relating to the use of, or inability to use, artificial intelligence by us or our managers, tenants or borrowers; (z) the occurrence of cybersecurity threats and incidents that could disrupt our or our managers’, tenants’ or borrower’s operations, result in the loss of confidential or personal information or damage our business relationships and reputation; (aa) the failure to maintain effective internal controls, which could harm our business, results of operations and financial condition; (bb) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our managers, tenants or borrowers; (cc) disruptions to the management and operations of our business
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Ventas Reports 2025 Third Quarter Results
October 29, 2025

and the uncertainties caused by activist investors; (dd) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change; (ee) the risk of potential dilution resulting from future sales or issuances of our equity securities; and (ff) the other factors set forth in our periodic filings with the Securities and Exchange Commission.
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Ventas Reports 2025 Third Quarter Results
October 29, 2025

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	As of September 30, 2025	As of December 31, 2024
Assets
Real estate investments:
Land and improvements	$2,921,732	$2,775,790
Buildings and improvements	30,488,097	28,717,990
Construction in progress	345,988	336,231
Acquired lease intangibles	1,661,521	1,558,751
Operating lease assets	299,490	308,019
	35,716,828	33,696,781
Accumulated depreciation and amortization	(11,792,468)	(11,096,236)
Net real estate property	23,924,360	22,600,545
Secured loans receivable and investments, net	182,504	144,872
Investments in unconsolidated real estate entities	653,328	626,122
Net real estate investments	24,760,192	23,371,539
Cash and cash equivalents	188,617	897,850
Escrow deposits and restricted cash	53,934	59,383
Goodwill	1,046,039	1,044,915
Assets held for sale	70,086	18,625
Deferred income tax assets, net	2,317	1,931
Other assets	804,519	792,663
Total assets	$26,925,704	$26,186,906
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,571,614	$13,522,551
Accrued interest payable	113,252	143,345
Operating lease liabilities	216,108	218,003
Accounts payable and other liabilities	1,226,390	1,152,306
Liabilities related to assets held for sale	3,708	2,726
Deferred income tax liabilities	20,923	8,150
Total liabilities	14,151,995	15,047,081
Redeemable OP unitholder and noncontrolling interests	349,951	310,229
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 1,200,000 and 600,000 shares authorized at September 30, 2025 and December 31, 2024, respectively, 469,449 and 437,085 shares outstanding at September 30, 2025 and December 31, 2024, respectively	116,939	109,119
Capital in excess of par value	19,695,187	17,607,482
Accumulated other comprehensive loss	(37,790)	(33,526)
Retained earnings (deficit)	(7,369,240)	(6,886,653)
Treasury stock, 0 and 4 shares issued at September 30, 2025 and December 31, 2024, respectively	(43,172)	(25,155)
Total Ventas stockholders’ equity	12,361,924	10,771,267
Noncontrolling interests	61,834	58,329
Total equity	12,423,758	10,829,596
Total liabilities and equity	$26,925,704	$26,186,906
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Ventas Reports 2025 Third Quarter Results
October 29, 2025

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Rental income:
Triple-net leased properties	$160,050	$155,349	$468,865	$464,651
Outpatient medical and research portfolio	226,200	220,957	668,333	658,687
	386,250	376,306	1,137,198	1,123,338
Resident fees and services	1,088,546	845,532	3,090,164	2,476,436
Third-party capital management revenues	4,492	4,392	13,225	13,020
Income from loans and investments	5,524	1,881	14,243	4,606
Interest and other income	4,184	8,204	13,133	19,809
Total revenues	1,488,996	1,236,315	4,267,963	3,637,209
Expenses
Interest	158,124	150,437	457,778	449,629
Depreciation and amortization	357,173	304,268	1,026,417	944,371
Property-level operating expenses:
Senior housing	786,250	631,550	2,236,952	1,844,730
Outpatient medical and research portfolio	79,136	77,479	230,094	224,703
Triple-net leased properties	3,012	4,379	10,505	11,623
	868,398	713,408	2,477,551	2,081,056
Third-party capital management expenses	1,517	1,553	4,969	4,956
General, administrative and professional fees	40,387	35,092	136,392	121,556
Loss on extinguishment of debt, net	119	—	119	672
Transaction, transition and restructuring costs	5,472	8,580	16,081	16,143
Recovery of allowance on loans receivable and investments, net	—	(56)	—	(166)
Shareholder relations matters	—	—	—	15,751
Other expense	13,370	3,935	20,621	10,729
Total expenses	1,444,560	1,217,217	4,139,928	3,644,697
Income (loss) before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	44,436	19,098	128,035	(7,488)
Income (loss) from unconsolidated entities	16,644	4,629	12,195	(5,406)
Gain on real estate dispositions	1,283	271	35,268	50,282
Income tax benefit (expense)	6,345	(3,002)	13,028	(7,764)
Net income	68,708	20,996	188,526	29,624
Net income attributable to noncontrolling interests	2,661	1,753	7,347	5,306
Net income attributable to common stockholders	$66,047	$19,243	$181,179	$24,318
Earnings per common share
Basic:
Net income	$0.15	$0.05	$0.42	$0.07
Net income attributable to common stockholders	0.14	0.05	0.40	0.06
Diluted:
Net income	$0.15	$0.05	$0.41	$0.07
Net income attributable to common stockholders	0.14	0.05	0.40	0.06
Weighted average shares used in computing earnings per common share
Basic	456,032	414,599	449,572	408,691
Diluted	463,415	419,474	456,392	412,785

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Ventas Reports 2025 Third Quarter Results
October 29, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)
(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended September 30,		Q3 YoY Change
	2025	2024	’25-’24
Net income attributable to common stockholders	$66,047	$19,243	243%
Net income attributable to common stockholders per share	$0.14	$0.05	180%
Adjustments:
Depreciation and amortization on real estate assets	355,453	303,599
Depreciation on real estate assets related to noncontrolling interests	(4,252)	(3,942)
Depreciation on real estate assets related to unconsolidated entities	20,812	12,890
Gain on real estate dispositions	(1,283)	(271)
Gain on real estate dispositions related to unconsolidated entities	(28,003)	(34)
Subtotal: Nareit FFO adjustments	342,727	312,242
Subtotal: Nareit FFO adjustments per share	$0.74	$0.74
Nareit FFO attributable to common stockholders	$408,774	$331,485	23%
Nareit FFO attributable to common stockholders per share	$0.88	$0.79	11%

Adjustments:
Loss on derivatives, net	8,478	1,489
Non-cash impact of income tax (benefit) expense	(8,970)	1,157
Loss on extinguishment of debt, net	119	—
Transaction, transition and restructuring costs	5,472	8,580
Amortization of other intangibles	115	96
Non-cash impact of changes to executive equity compensation plan	(2,787)	(2,599)
Significant disruptive events, net	1,161	2,104
Recovery of allowance on loans receivable and investments, net	—	(56)
Normalizing items related to noncontrolling interests and unconsolidated entities, net	8,111	(7,737)
Other normalizing items, net (1)	(14,298)	—
Subtotal: Normalized FFO adjustments	(2,599)	3,034
Subtotal: Normalized FFO adjustments per share	$(0.01)	$0.01
Normalized FFO attributable to common stockholders	$406,175	$334,519	21%
Normalized FFO attributable to common stockholders per share	$0.88	$0.80	10%
Weighted average diluted shares	463,415	419,474

(1)    Principally due to the net non-cash revenue impact of changed revenue recognition from cash to straight-line related to a Senior Housing Triple-Net tenant.

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Ventas Reports 2025 Third Quarter Results
October 29, 2025

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Funds From Operations attributable to common stockholders (“FFO”) and Normalized FFO attributable to common stockholders (“Normalized FFO”) to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance across periods on a consistent basis. In some cases, the Company provides information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items on our financial results.

Nareit Funds From Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO Attributable to Common Stockholders (“Normalized FFO”)

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) gains and losses on derivatives, net and changes in the fair value of financial instruments; (b) the non-cash impact of income tax benefits or expenses; (c) gains and losses on extinguishment of debt, net including the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of our debt; (d) transaction, transition and restructuring costs; (e) amortization of other intangibles; (f) the non-cash impact of changes to our executive equity compensation plan; (g) net expenses or recoveries related to significant disruptive events; (h) the impact of expenses related to asset impairment and valuation allowances; (i) the financial impact of contingent consideration; (j) gains and losses on non-real estate dispositions and other normalizing items related to noncontrolling interests and unconsolidated entities; and (k) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other companies, which may define similarly titled measures differently than the Company does. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

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Ventas Reports 2025 Third Quarter Results
October 29, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2025 Guidance as of October 29, 20251
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2025		FY 2025 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$225	$239	$0.49	$0.52

Depreciation and amortization adjustments	1,426	1,426	$3.08	$3.08
Gain on real estate dispositions	(63)	(63)	($0.14)	($0.14)
Nareit FFO attributable to common stockholders	$1,588	$1,602	$3.43	$3.46

Other adjustments[3]	8	8	$0.02	$0.02

Normalized FFO attributable to common stockholders	$1,596	$1,610	$3.45	$3.48
% Year-over-year growth			8%	9%

Weighted average diluted shares (in millions)	462	462

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions:

•The Company’s guidance incorporates the following assumptions:
◦Senior housing investments increased to $2.5 billion, from previous $2.0 billion
▪~$2.6 billion of equity raised, including ~$0.5 billion of unsettled equity forward sales agreements outstanding as of October 2025
◦General and administrative expenses of ~$178 million at midpoint
◦Interest expense of ~$615 million at midpoint
◦Interest and other income of ~$15 million at midpoint
◦Full year weighted average diluted share count of 462 million
◦Disposition proceeds of ~$250 million
◦FAD capital expenditures of ~$285 million at midpoint

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Ventas Reports 2025 Third Quarter Results
October 29, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2025 Guidance as of July 30, 20251
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2025		FY 2025 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$215	$238	$0.47	$0.52

Depreciation and amortization adjustments	1,377	1,377	$2.98	$2.98
Gain on real estate dispositions	(34)	(34)	($0.07)	($0.07)
Nareit FFO attributable to common stockholders	$1,558	$1,581	$3.38	$3.43

Other adjustments[3]	15	15	$0.03	$0.03

Normalized FFO attributable to common stockholders	$1,573	$1,596	$3.41	$3.46
% Year-over-year growth			7%	8%

Weighted average diluted shares (in millions)	461	461

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions:

•The Company’s guidance incorporates the following assumptions:
◦Senior housing investment volume increased to $2.0 billion, from $1.5 billion
▪~$1.8 billion of equity raised, including ~$0.7 billion of unsettled equity forward sales agreements outstanding as of July 2025
◦General and administrative expenses of ~$178 million at midpoint
◦Interest expense of ~$615 million at midpoint
◦Interest and other income of ~$15 million at midpoint
◦Full year weighted average diluted share count increased from 460 million to 461 million
◦Disposition proceeds of ~$200 million
◦FAD capital expenditures of ~$285 million at midpoint

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Ventas Reports 2025 Third Quarter Results
October 29, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Third Quarter 2025 Same-Store Cash NOI by Segment
(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended September 30, 2025
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$66,047
Adjustments:
Interest and other income					(4,184)
Interest expense					158,124
Depreciation and amortization					357,173
General, administrative and professional fees					40,387
Loss on extinguishment of debt, net					119
Transaction, transition and restructuring costs					5,472
Other expense					13,370
Income from unconsolidated entities					(16,644)
Gain on real estate dispositions					(1,283)
Income tax benefit					(6,345)
Net income attributable to noncontrolling interests					2,661
NOI	$302,296	$147,745	$157,038	$7,818	$614,897
Adjustments:
Straight-lining of rental income	—	(3,564)	(22,673)	—	(26,237)
Non-cash rental income	—	(2,594)	(8,963)	—	(11,557)
Cash payments, fees and other consideration	—	2,615	—	—	2,615
NOI not included in Cash NOI (1)	1,006	(202)	(1,500)	—	(696)
Non-segment NOI	—	—	—	(7,818)	(7,818)
Cash NOI	$303,302	$144,000	$123,902	$—	$571,204

Adjustments:
Cash NOI not included in Same-Store	(70,909)	(5,742)	(19,203)	—	(95,854)
Same-Store Cash NOI	$232,393	$138,258	$104,699	$—	$475,350

Percentage increase (decrease)	15.9%	3.7%	(2.1%)		7.8%

(1)     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2025 Third Quarter Results
October 29, 2025

	For the Three Months Ended September 30, 2024
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$19,243
Adjustments:
Interest and other income					(8,204)
Interest expense					150,437
Depreciation and amortization					304,268
General, administrative and professional fees					35,092
Transaction, transition and restructuring costs					8,580
Recovery of allowance on loans receivable and investments, net					(56)
Other expense					3,935
Income from unconsolidated entities					(4,629)
Gain on real estate dispositions					(271)
Income tax expense					3,002
Net income attributable to noncontrolling interests					1,753
NOI	$213,982	$144,096	$150,970	$4,102	$513,150
Adjustments:
Straight-lining of rental income	—	(2,394)	1,276	—	(1,118)
Non-cash rental income	—	(1,935)	(11,841)	—	(13,776)
NOI not included in Cash NOI (1)	831	(1,716)	(18,205)	—	(19,090)
Non-segment NOI	—	—	—	(4,102)	(4,102)
NOI impact from change in FX	(521)	—	124	—	(397)
Cash NOI	$214,292	$138,051	$122,324	$—	$474,667

Adjustments:
Cash NOI not included in Same-Store	(13,829)	(4,674)	(15,344)	—	(33,847)
NOI impact from change in FX not in Same-Store	21	—	—	—	21
Same-Store Cash NOI	$200,484	$133,377	$106,980	$—	$440,841

(1)     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2025 Third Quarter Results
October 29, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Adjusted EBITDA and Net Debt
(Dollars in thousands USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended September 30,
	2025		2024
Net income attributable to common stockholders	$66,047		$19,243
Adjustments:
Interest expense	158,124		150,437
Loss on extinguishment of debt, net	119		—
Taxes (including tax amounts in general, administrative and professional fees)	(5,210)		3,324
Depreciation and amortization	357,173		304,268
Non-cash stock-based compensation expense	5,905		4,268
Transaction, transition and restructuring costs	5,472		8,580
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(8,061)		(7,268)
Income from unconsolidated entities, adjusted for Ventas’ share of EBITDA from unconsolidated entities	18,238		21,178
Gain on real estate dispositions	(1,283)		(271)
Unrealized foreign currency loss (gain)	234		(3,687)
Loss on derivatives, net	8,362		1,489
Significant disruptive events, net	1,161		2,104
Recovery of allowance on loans receivable and investments, net	—		(56)
Other normalizing items, net (1)	(14,298)		—
Adjusted EBITDA	$591,983		$503,609
Adjustment for current period activity	5,269		4,888
Further Adjusted EBITDA	$597,252		$508,497

Further Adjusted EBITDA annualized	$2,389,008		$2,033,988

Total Debt	$12,571,614		$13,668,871
Cash and cash equivalents	(188,617)		(1,104,733)
Restricted cash pertaining to debt	(36,515)		(32,892)
Partners’ share of consolidated debt	(324,932)		(311,685)
Ventas’s share of unconsolidated debt	724,279		650,166
Net Debt	$12,745,829		$12,869,727

Net Debt / Further Adjusted EBITDA	5.3	x	6.3	x

(1) Principally due to the net non-cash revenue impact of changed revenue recognition from cash to straight-line related to a Senior Housing Triple-Net tenant.

The Company believes that Further Adjusted EBITDA and Net Debt are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

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Ventas Reports 2025 Third Quarter Results
October 29, 2025

Adjusted EBITDA

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding (a) gains or losses on extinguishment of debt; (b) transaction, transition and restructuring costs; (c) noncontrolling interests’ share of adjusted EBITDA; (d) net gains or losses on real estate activity; (e) gains or losses on re-measurement of equity interest upon acquisition; (f) unrealized foreign currency gains or losses; (g) gains or losses on derivatives, net and changes in the fair value of financial instruments; (h) net expenses or recoveries related to significant disruptive events; and including (x) Ventas’ share of adjusted EBITDA from unconsolidated entities and (y) the impact of other items set forth in the Adjusted EBITDA reconciliation included herein.

Further Adjusted EBITDA

Further Adjusted EBITDA is Adjusted EBITDA further adjusted for transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Further Adjusted EBITDA reconciliation included herein.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third-party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, OM&R and NNN), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-Store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance.

Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Company’s OM&R and NNN reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. Our SHOP and NNN that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a significant disruptive redevelopment; (iv) for OM&R and NNN reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material
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Ventas Reports 2025 Third Quarter Results
October 29, 2025

change in occupancy or NOI; or (v) for SHOP and NNN reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, certain of our performance-based disclosures, including Same-Store NOI for SHOP and NNN, assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average monthly exchange rate for the current period.

Contacts
BJ Grant
(877) 4-VENTAS
Source: Ventas, Inc.
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